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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Ciphergen Biosystems, Inc.
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             (Exact name of Registrant as specified in its charter)

California (before reincorporation)
Delaware (after reincorporation)                       33-059-5156
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(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

6611 Dumbarton Circle, Fremont, CA                         94555
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                    NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                      COMMON STOCK, $0.001 PAR VALUE
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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated by reference to Description of Capital Stock and Shares Eligible for Future Sales sections on pages 58 to 62 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 20, 2000, as amended (file number 333-32812) (the "S-1 Registration Statement").

Item 2.  EXHIBITS.

         The following exhibits are filed as a part of this Registration
         Statement:
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
         *1.1  Form of Registrant's Common Stock Certificate

         *2.1 Form of Certificate of Incorporation of Registrant to be filed with the Secretary of State of Delaware upon closing of the Registrant's initial public offering.

         *2.2 Form of Bylaws of Registrant to be in effect upon closing of the Registrant's initial public offering.

         *2.3 Fourth Amended and Restated Investor Rights Agreement dated December 16, 1999, between Registrant and certain stockholders.
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*  Incorporated by reference to the Exhibits in the S-1 Registration Statement.

                                      -2-

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                                 SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 22, 2000             Ciphergen Biosystems, Inc.


                                       By: /s/ Michael O'Donnell
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                                           Michael O'Donnell
                                           Secretary